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                                                                   EXHIBIT 10.18


                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

U.S. $2,300,000                                       Dated as of March 31, 2001

         FOR VALUE RECEIVED, the undersigned, BEACON EDUCATION MANAGEMENT, INC., a Delaware corporation ("Borrower"), PROMISES TO PAY to the order of KINDERCARE LEARNING CENTERS, INC., a Delaware corporation ("Lender"), on November 15, 2001 (the "Maturity Date"), the principal sum of Two Million Three Hundred Thousand Dollars ($2,300,000) plus unpaid interest thereon. Notwithstanding the foregoing, no unpaid principal amount or interest on this Note shall be payable if such amounts have been previously converted into Common Stock of Borrower pursuant to the Loan Agreement.

         For purposes of this Note, the following terms shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         "Interest Rate" means, for any day, a rate equal to (i) (a) 11% per annum from April 1, 2001 through June 30, 2001, (b) 13% per annum from July 1, 2001 through September 30, 2001 and (c) 15% per annum thereafter, or (ii) if lower than the rate determined in accordance with (i), the maximum percentage permitted by law, payable in full when the principal becomes due and payable.

         "Loan Agreement" means the Equity Purchase and Loan Agreement dated as of February 17, 2000, as amended by the Amendment to Loan Agreement of September 28, 2000 (the "First Amendment") and the Second Amendment to the Loan Agreement of even date herewith by and between Borrower and Lender, as the same may be amended, supplemented or otherwise modified from time to time.

         Borrower shall pay interest on the unpaid principal balance of this Note from the date hereof until the repayment in full thereof at the Interest Rate, on a monthly basis, with the first installment payable on May 1, 2001, and subsequent installments payable on the 1st day of each succeeding month until the indebtedness evidenced hereby has been paid in full. All principal and accrued and unpaid interest shall be due and payable in full on the Maturity Date.

         Both principal and interest are payable in United States Dollars in immediately available funds. All principal and interest shall be paid to Lender pursuant to the payment provisions in the Loan Agreement.

         The terms and provisions of the Loan Agreement are hereby incorporated herein by this reference, and reference is made to the Loan Agreement for the basic terms of this Note. The Loan Agreement, among other things, contains provisions for (i) acceleration of the maturity hereof upon the happening of certain stated events, (ii) prepayments on account of principal hereof prior to the Maturity Date upon the terms and conditions therein specified, and (iii) conversion, from time to time, of all or a portion of the unpaid principal and interest on this Note into Common Stock of Borrower.

         The indebtedness and other obligations evidenced by this Note are secured by the Pledge and Security Agreement, dated as of the date hereof, by and between Borrower and Lender.

         The Lender may, from time to time, make a notation on the attached schedule, of any repayment and/or conversion of this Note and such notation shall be rebuttable presumptive evidence that such repayment and/or conversion has occurred; provided, however, that the failure to make a notation of any


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such repayment and/or conversion shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Loan Agreement with respect to payments of principal or interest on this Note or the obligation of the Borrower to recognize any conversion of this Note into Common Stock.

         In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise. Borrower waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note.

         This Note is intended to amend and restate in its entirety the Promissory Note, dated as of September 28, 2000, issued by Borrower to Lender in connection with the First Amendment. This Note shall be binding upon the Borrower and its permitted successors and assigns and shall inure to the benefit of the Lender and its permitted successors and assigns.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date and year first above written.

                                    BEACON EDUCATION MANAGEMENT, INC.


                                    By: /s/ William R. DeLoache, Jr.
                                        ---------------------------------------

                                    Title: Chairman
                                           ------------------------------------


Agreed and Accepted:

KINDERCARE LEARNING CENTERS, INC.

By: David J. Johnson
    ----------------------------------------

Title: Chairman and CEO
       -------------------------------------

Date: March 30, 2001


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